UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 16, 2014

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street P.O. Box 1000 Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Affiliated Managers Group, Inc. (the “Company”) was held on June 16, 2014.  At that meeting, the stockholders considered and acted upon the following proposals:

1.  The Election of Directors.  The stockholders elected the following individuals to serve as directors until the 2015 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.  Each nominee was approved by the stockholders by the affirmative vote of at least 97% of the votes cast.  The table below sets forth the voting results for each director:

	Votes For	Votes Against	Abstentions
Samuel T. Byrne	47,060,367	444,143	52,867
Dwight D. Churchill	47,151,931	352,434	53,012
Niall Ferguson	47,484,549	19,560	53,268
Sean M. Healey	46,297,977	1,114,532	144,868
Harold J. Meyerman	46,384,554	1,119,930	52,893
William J. Nutt	47,074,372	429,977	53,028
Tracy P. Palandjian	47,059,858	445,174	52,345
Rita M. Rodriguez	46,633,331	871,918	52,128
Patrick T. Ryan	47,058,127	446,358	52,892
Jide J. Zeitlin	47,060,182	444,292	52,903

2.   Non-Binding Advisory Vote on Executive Compensation.  The stockholders voted to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers by the affirmative vote of approximately 88% of the votes cast.  The table below sets forth the voting results:

Votes For	Votes Against	Abstentions
41,437,288	5,828,467	291,622

3.  The Ratification of the Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Current Fiscal Year.  The stockholders voted to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.  The proposal was approved by the stockholders by the affirmative vote of approximately 96% of the votes cast.  The table below sets forth the voting results:

Votes For	Votes Against	Abstentions
49,169,477	1,847,650	59,240

In addition, in the case of proposals one and two, the number of broker non-votes was 3,518,990. There were no broker non-votes on proposal three.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: June 19, 2014
	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Vice Chairman, General Counsel and Secretary